Exhibit 99.1

Adtalem Global Education Announces Second Quarter Fiscal 2019 Results

New Student Enrollment Increased 4.9% in January 2019 Session

CHICAGO--(BUSINESS WIRE)--February 7, 2019--Adtalem Global Education Inc. (NYSE: ATGE), a leading global education provider, today reported academic, operating and financial results for its second quarter fiscal 2019 ended December 31, 2018.

“In the second quarter, we delivered growing enrollments in our medical and healthcare segment and strong results in our professional education segment driven by the refreshed product differentiation in the Becker business and continued growth in the Association of Certified Anti-Money Laundering Specialists (ACAMS). We also achieved several major milestones that further focused our portfolio, including the successful completion of the DeVry University and Carrington College transfers of ownership, as well as the permanent relocation of Ross University School of Medicine to Barbados,” said Lisa Wardell, president and CEO of Adtalem. “As we enter the second half of the fiscal year, we will continue to focus on delivering our value proposition to students and employer partners to help bridge the gap where talent supply and demand imbalances exist in the workforce.”

Financial Highlights

Selected financial data for the three months ended December 31, 2018:

  Revenue of $316.6 million increased 2.7 percent compared to the prior year
  Operating income from continuing operations was $70.3 million compared to $59.9 million in the prior year; operating income from continuing operations excluding special items was $58.4 million compared to $61.3 million in the prior year
  Net income was $17.3 million compared to a net loss of $81.2 million in the prior year; net income from continuing operations excluding special items was $44.5 million compared to $50.3 million in the prior year
  Diluted earnings per share was $0.29 compared to a loss per share of $1.33 (basic) in the prior year; diluted earnings per share from continuing operations excluding special items was $0.74 compared to $0.81 in the prior year
  Approximately 1.1 million shares of common stock were repurchased during the second quarter of fiscal 2019 at an average purchase price of $50.18 for a total of $56.8 million

Selected financial data for the six months ended December 31, 2018:

  Revenue of $600.8 million decreased 0.1 percent compared to the prior year
  Operating income from continuing operations was $67.8 million compared to $89.8 million in the prior year; operating income from continuing operations excluding special items was $95.4 million compared to $92.4 million in the prior year
  Net income was $7.8 million compared to a net loss of $68.4 million in the prior year; net income from continuing operations excluding special items was $71.8 million compared to $76.5 million in the prior year
  Diluted earnings per share was $0.13 compared to a loss per share of $1.10 (basic) in the prior year; diluted earnings per share from continuing operations excluding special items was $1.18 compared to $1.22 in the prior year
  Approximately 2.4 million shares of common stock were repurchased during the first six months of fiscal 2019 at an average purchase price of $49.01 for a total of $115.9 million

Operating income from continuing operations excluding special items, net income from continuing operations excluding special items and earnings per share from continuing operations excluding special items are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures are provided in the attached financial tables. Fiscal 2019 second quarter results contained special items including a pre-tax insurance settlement gain of $15.6 million related to Hurricanes Irma and Maria from September 2018, and total pre-tax restructuring charges of $3.6 million, primarily related to the closing of the Ross University School of Medicine campus in Dominica and real estate consolidations in Adtalem’s home office.

Adtalem completed the transfer of ownership of DeVry University and Carrington College during the second quarter of fiscal 2019. Adtalem recorded a pre-tax loss on disposal of discontinued operations of $32.7 million in the second quarter of fiscal 2019 related to these divestitures.

Segment Highlights

Medical and Healthcare

Second quarter segment revenue increased 4.6 percent to $212.6 million compared to the prior year.

Chamberlain revenue increased 6.2 percent in the second quarter compared to the prior year. November 2018 new student enrollment decreased 6.7 percent (online only). Total student enrollment increased 3.7 percent compared to the prior year. In the January 2019 session, new student enrollment increased 6.4 percent and total student enrollment increased 3.3 percent compared to the prior year as we drove strong growth in our campus Bachelor of Science of Nursing program.

Revenue in the quarter for the medical and veterinary schools increased 2.4 percent from the prior year to $90.4 million. New student enrollment declined 8.5 percent and total student enrollment declined 6.6 percent in the January 2019 semester compared to the same semester last year. The decline in new students is due to the shift in starts of students in the prior year from the September to January session due to Hurricanes Irma and Maria. Excluding this impact, new student enrollments increased 6.6 percent.

Segment operating income in the second quarter was $60.6 million compared to $55.0 million in the prior year. Excluding special items, segment operating income in the second quarter was $47.5 million compared to $55.0 million in the prior year.

Professional Education

Second quarter segment revenue increased 38.8 percent to $42.1 million compared to the prior year.

Becker revenue increased 15.9% while ACAMS revenue increased 64.7%, including the impact of the shift of the North American annual conference to the second quarter of fiscal 2019 from the first quarter of fiscal 2019.

Segment operating income was $9.6 million compared to $2.2 million in the prior year.

Technology and Business

Second quarter segment revenue decreased 16.6 percent to $62.6 million compared to the prior year. On a constant currency basis, revenue decreased 2.4 percent compared to the prior year. The decreases were the result of lower tuition pricing in response to student financial aid program reductions and increased competition.

Segment operating income in the second quarter was $8.5 million compared to $14.0 million in the prior year. Second quarter operating income on a constant currency basis was $10.6 million.

Adtalem Outlook

Fiscal Third Quarter 2019

  Revenue is expected to increase approximately 1 to 2 percent compared to the prior year.
  Third quarter operating costs excluding special items are expected to increase 3 to 4 percent compared to the prior year. The third quarter outlook assumes an exchange rate of 3.77 Brazilian Real to the U.S. Dollar.

Fiscal Year 2019

  Revenue is expected to increase approximately 3 to 4 percent compared to the prior year.
  Effective income tax rate is expected to be in the 16 to 17 percent range.
  Earnings per share from continuing operations excluding special items are expected to grow in the 2 to 3 percent range compared to the prior year.
  The full year outlook assumes an exchange rate of 3.80 Brazilian Real to the U.S. Dollar.
  Full year capital spending is expected to be in the $65 to $70 million range, including approximately $20 to $25 million for the relocation of RUSM to Barbados. Adtalem’s outlook excludes potential future special items.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its second quarter fiscal 2019 earnings on Thursday, February 7, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, president and chief executive officer, and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international) and ask for the Adtalem call or use conference ID: 13686825. Adtalem will also broadcast the conference call on the Adtalem website at https://78449.themediaframe.com/dataconf/productusers/age/mediaframe/28515/indexl.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until March 7, 2019. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13686825. To access the webcast replay, please visit Adtalem's website at http://investors.adtalem.com/CorporateProfile.

About Adtalem Global Education Inc.

The purpose of Adtalem Global Education Inc. is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of Adtalem Educacional do Brasil, American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com.

Forward-Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s expected future performance, including those statements concerning expectations or plans, constitute “forward-looking statements” within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “could,” or other words or phrases of similar import which predict or indicate future events or trends or that are not statements of historical matters. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ending June 30, 2018 filed with the Securities and Exchange Commission (SEC) on August 24, 2018 and our other filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

	FY 2019	FY 2018	% Change
Adtalem Global Education Student Enrollments(1) January Session
New students	5,230	4,987	+4.9%
Total students	118,990	115,611	+2.9%

Chamberlain University
November Session
New students²	2,617	2,806	-6.7%
Total students	30,833	29,719	+3.7%

January Session
New students	4,759	4,472	+6.4%
Total students	32,354	31,333	+3.3%

Medical and Veterinary
January Semester(3)
New students	471	515	-8.5%
Total students	5,548	5,938	-6.6%
1)	Includes the most recently reported enrollments at Adtalem’s postsecondary institutions
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May; Total students includes pre and post-licensure enrollment
3)	Includes enrollments in its medical and veterinary preparatory programs

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	June 30,	December 31,
	2018	2018	2017
ASSETS:	(in thousands, except share and par value amounts)
Current Assets:
Cash and Cash Equivalents	$294,801	$430,690	$212,239
Marketable Securities and Investments	7,269	4,255	4,268
Restricted Cash	818	310	33
Accounts Receivable, Net	138,708	146,726	134,274
Prepaid Expenses and Other Current Assets	64,953	58,887	75,499
Current Assets Held for Sale	-	47,132	43,496
Total Current Assets	506,549	688,000	469,809
Land, Building and Equipment:
Land	43,829	48,177	46,908
Building	364,417	389,129	391,574
Equipment	271,979	302,516	293,665
Construction in Progress	23,136	25,360	26,225
	703,361	765,182	758,372
Accumulated Depreciation	(345,062)	(376,528)	(360,854)
Land, Building and Equipment Held for Sale, Net	-	-	20,821
Land, Building and Equipment, Net	358,299	388,654	418,339
Noncurrent Assets:
Deferred Income Taxes	19,141	38,780	31,968
Intangible Assets, Net	358,415	362,931	386,800
Goodwill	813,176	813,887	832,943
Other Assets, Net	66,643	39,259	34,671
Noncurrent Assets Held for Sale	-	13,450	37,070
Total Other Assets	1,257,375	1,268,307	1,323,452
TOTAL ASSETS	$2,122,223	$2,344,961	$2,211,600

LIABILITIES:
Current Liabilities:
Accounts Payable	$48,525	$47,477	$32,730
Accrued Salaries, Wages and Benefits	57,856	71,289	59,794
Accrued Liabilities	83,756	80,803	77,134
Deferred Revenue	51,173	106,773	69,953
Current Portion of Long-Term Debt	3,000	3,000	-
Current Liabilities Held for Sale	-	56,439	57,208
Total Current Liabilities	244,310	365,781	296,819
Noncurrent Liabilities:
Long-Term Debt	289,084	290,073	165,000
Deferred Income Taxes	32,398	29,115	31,745
Other Liabilities	118,133	131,380	101,232
Income Taxes Payable	-	-	88,562
Noncurrent Liabilities Held for Sale	-	216	878
Total Other Liabilities	439,615	450,784	387,417
TOTAL LIABILITIES	683,925	816,565	684,236
NONCONTROLLING INTEREST	8,651	9,110	7,405
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 58,212,000,
59,893,000 and 60,295,000 Shares Outstanding at December 31, 2018,
June 30, 2018 and December 31, 2017, respectively	801	793	787
Additional Paid-in Capital	479,946	454,653	433,855
Retained Earnings	1,926,134	1,917,373	1,812,746
Accumulated Other Comprehensive Loss	(143,518)	(142,168)	(60,745)
Treasury Stock, at Cost, 21,883,000, 19,390,000 and 18,451,000 Shares at
December 31, 2018, June 30, 2018 and December 31, 2017, respectively	(833,716)	(711,365)	(666,684)
TOTAL SHAREHOLDERS' EQUITY	1,429,647	1,519,286	1,519,959
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,122,223	$2,344,961	$2,211,600

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
REVENUE	$316,594	$308,211	$600,784	$601,354
OPERATING COST AND EXPENSE:
Cost of Educational Services	158,232	157,443	306,885	330,619
Student Services and Administrative Expense	99,989	89,423	198,486	178,367
Restructuring Expense	3,645	1,426	43,193	2,563
Insurance Settlement Gain	(15,571)	-	(15,571)	-
Total Operating Cost and Expense	246,295	248,292	532,993	511,549
Operating Income from Continuing Operations	70,299	59,919	67,791	89,805
OTHER INCOME (EXPENSE):
Interest and Dividend Income	2,173	1,365	4,118	3,483
Interest Expense	(5,556)	(2,481)	(11,758)	(4,397)
Investment Loss	(1,122)	-	(1,122)	-
Net Other Expense	(4,505)	(1,116)	(8,762)	(914)
Income from Continuing Operations Before Income Taxes	65,794	58,803	59,029	88,891
Income Tax Provision	(13,165)	(110,276)	(11,278)	(114,751)
Equity Method Investment Income (Loss)	-	6	-	(38)
Income (Loss) from Continuing Operations	52,629	(51,467)	47,751	(25,898)
DISCONTINUED OPERATIONS:
Loss from Discontinued Operations Before Income Taxes	(8,313)	(48,409)	(14,448)	(63,858)
Loss on Disposal of Discontinued Operations Before
Income Taxes	(32,714)	-	(32,714)	-
Income Tax Benefit	5,904	19,094	7,332	21,890
Loss from Discontinued Operations	(35,123)	(29,315)	(39,830)	(41,968)
NET INCOME (LOSS)	17,506	(80,782)	7,921	(67,866)
Net Income Attributable to Noncontrolling Interest	(211)	(374)	(156)	(505)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM
GLOBAL EDUCATION	$17,295	$(81,156)	$7,765	$(68,371)

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION:
Income (Loss) from Continuing Operations	$52,418	$(51,841)	$47,595	$(26,403)
Loss from Discontinued Operations	(35,123)	(29,315)	(39,830)	(41,968)
NET INCOME (LOSS) ATTRIBUTABLE TO ADTALEM
GLOBAL EDUCATION	$17,295	$(81,156)	$7,765	$(68,371)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$0.89	$(0.85)	$0.80	$(0.43)
Discontinued Operations	$(0.59)	$(0.48)	$(0.67)	$(0.68)
Total	$0.29	$(1.33)	$0.13	$(1.10)
Diluted:
Continuing Operations	$0.87	$(0.85)	$0.79	$(0.43)
Discontinued Operations	$(0.59)	$(0.48)	$(0.66)	$(0.68)
Total	$0.29	$(1.33)	$0.13	$(1.10)

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended December 31,
	2018	2017
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)	$7,921	$(67,866)
Loss from Discontinued Operations	39,830	41,968
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	7,360	8,780
Depreciation	20,597	21,693
Amortization of Intangible Assets	4,238	4,960
Amortization of Deferred Debt Issuance Costs	784	351
Provision for Bad Debts	6,432	8,117
Deferred Income Taxes	22,924	380
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	41,875	29,987
Realized Loss on Investments	108	-
Unrealized Loss on Investments	1,014	-
Insurance Settlement Gain	(15,571)	-
Changes in Assets and Liabilities:
Accounts Receivable	1,423	6,674
Prepaid Expenses and Other	(41,459)	(32,592)
Accounts Payable	1,691	(4,769)
Accrued Salaries, Wages, Benefits and Liabilities	(12,458)	(27,265)
Deferred Revenue	(55,583)	(33,613)
Income Taxes Payable, Long-Term	-	88,562
Net Cash Provided by Operating Activities-Continuing Operations	31,126	45,367
Net Cash (Used in) Provided by Operating Activities-Discontinued Operations	(8,105)	4,412
NET CASH PROVIDED BY OPERATING ACTIVITIES	23,021	49,779
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(35,355)	(31,473)
Insurance Proceeds Received for Damage to Building and Equipment	35,706	-
Sales of Marketable Securities	1,136	-
Purchases of Marketable Securities	(5,290)	(136)
Payment for Purchase of Businesses, Net of Cash Acquired	-	(972)
Loan to DeVry University	(10,000)	-
Net Cash Used in Investing Activities-Continuing Operations	(13,803)	(32,581)
Net Cash (Used in) Provided by Investing Activities-Discontinued Operations	(1,833)	7,454
Cash and Restricted Cash Transferred in Divestitures of Discontinued Operations	(48,876)	-
NET CASH USED IN INVESTING ACTIVITIES	(64,512)	(25,127)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	16,784	9,582
Employee Taxes Paid on Withholding Shares	(6,401)	(3,806)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	312	391
Repurchase of Common Stock for Treasury	(115,933)	(93,178)
Payments of Seller Financed Obligations	(846)	(7,941)
Borrowings Under Credit Facility	-	201,000
Repayments Under Credit Facility	(1,500)	(161,000)
NET CASH USED IN FINANCING ACTIVITIES	(107,584)	(54,952)
Effects of Exchange Rate Differences	289	(1,043)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(148,786)	(31,343)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	444,405	251,096
Cash, Cash Equivalents and Restricted Cash at End of Period	295,619	219,753
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	-	7,481
Cash, Cash Equivalents and Restricted Cash at End of Period	$295,619	$212,272

ADTALEM GLOBAL EDUCATION INC.
CONTINUING OPERATIONS BY SEGMENT INFORMATION
(Unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
REVENUE:	(in thousands)
Medical and Healthcare	$212,627	$203,297	4.6%	$414,727	$394,582	5.1%
Professional Education	42,142	30,359	38.8%	77,788	70,401	10.5%
Technology and Business	62,633	75,133	(16.6)%	109,884	137,572	(20.1)%
Home Office and Other	(808)	(578)	NM	(1,615)	(1,201)	NM
Total Consolidated Revenue	316,594	308,211	2.7%	600,784	601,354	(0.1)%
OPERATING INCOME (LOSS):
Medical and Healthcare	60,647	55,047	10.2%	62,303	81,279	(23.3)%
Professional Education	9,633	2,193	339.3%	14,383	12,700	13.3%
Technology and Business	8,471	13,991	(39.5)%	5,726	15,852	(63.9)%
Home Office and Other	(8,452)	(11,312)	NM	(14,621)	(20,026)	NM
Total Consolidated Operating Income	$70,299	$59,919	17.3%	$67,791	$89,805	(24.5)%

NON-GAAP INFORMATION

In accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University and Carrington College ("Carrington") are reclassified as discontinued operations for the second quarter and first six months of fiscal year 2019 and 2018. During the second quarter and the first six months of fiscal year 2019, Adtalem recorded special items related to the following: (i) restructuring expense related to the closing of the Ross University School of Medicine ("RUSM"), which is part of the Medical and Healthcare segment, campus in Dominica; (ii) loss on sale charges at Adtalem Brazil, which is part of the Technology and Business segment, related to the disposition of the Joao Pessoa institution (presented as restructuring expense); (iii) restructuring expense at Adtalem's home office (not related to any segment); (iv) insurance settlement gain related to the final insurance settlement related to Hurricanes Irma and Maria at the American University of the Caribbean School of Medicine ("AUC") and RUSM; and (v) adjustments to the preliminary income tax charges related to the implementation of the Tax Cuts and Jobs Act of 2017 and tax charges related to the divestiture of DeVry University. During the second quarter and the first six months of fiscal year 2018, Adtalem recorded special items related to the following: (i) restructuring expense primarily related to workforce reductions and real estate consolidations at Adtalem's home office. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income from continuing operations and net income from continuing operations. Management believes that the non-GAAP disclosure of operating income from continuing operations excluding special items, net income from continuing operations excluding special items and earnings per share excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges, insurance settlement gain and certain income tax charges. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands).

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
Medical and Healthcare Operating Income	$60,647	$55,047	10.2%	$62,303	$81,279	(23.3)%
Restructuring Expense	2,445	-	NM	41,460	112	NM
Insurance Settlement Gain	(15,571)	-	NM	(15,571)	-	NM
Medical and Healthcare Operating Income
Excluding Special Items	$47,521	$55,047	(13.7)%	$88,192	$81,391	8.4%

Technology and Business Operating Income	$8,471	$13,991	(39.5)%	$5,726	$15,852	(63.9)%
Restructuring Expense	110	-	NM	185	-	NM
Technology and Business Operating Income
Excluding Special Items	$8,581	$13,991	(38.7)%	$5,911	$15,852	(62.7)%

Home Office and Other Operating Loss	$(8,452)	$(11,312)	NM	$(14,621)	$(20,026)	NM
Restructuring Expense	1,090	1,426	NM	1,548	2,451	NM
Home Office and Other Operating Loss
Excluding Special Items	$(7,362)	$(9,886)	NM	$(13,073)	$(17,575)	NM

Adtalem Global Education Operating Income	$70,299	$59,919	17.3%	$67,791	$89,805	(24.5)%
Restructuring Expense	3,645	1,426	NM	43,193	2,563	NM
Insurance Settlement Gain	(15,571)	-	NM	(15,571)	-	NM
Adtalem Global Education Operating Income
Excluding Special Items	$58,373	$61,345	(4.8)%	$95,413	$92,368	3.3%

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Net Income (Loss)	$17,295	$(81,156)	$7,765	$(68,371)
Earnings (Loss) per Share (diluted-2018, basic-2017)	$0.29	$(1.33)	$0.13	$(1.10)
Continuing Operations:
Restructuring Expense	$3,645	$1,426	$43,193	$2,563
Effect on Earnings per Share (diluted)	$0.06	$0.02	$0.71	$0.04
Insurance Settlement Gain	$(15,571)	$-	$(15,571)	$-
Effect on Earnings per Share (diluted)	$(0.26)	$-	$(0.26)	$-
Tax Cuts and Jobs Act of 2017 and Tax Charges Related
to the Divestiture of DeVry University	$1,526	$101,196	$1,526	$101,196
Effect on Earnings per Share (diluted)	$0.03	$1.63	$0.03	$1.61
Income Tax Impact on Non-GAAP Adjustments	$2,483	$(528)	$(4,969)	$(855)
Effect on Earnings per Share (diluted)	$0.04	$(0.01)	$(0.08)	$(0.01)
Discontinued Operations, net of tax	$35,123	$29,315	$39,830	$41,968
Effect on Earnings per Share (diluted-2018, basic-2017)	$0.59	$0.48	$0.66	$0.68
Net Income from Continuing Operations Excluding Special
Items, net of tax	$44,501	$50,253	$71,774	$76,501
Earnings per Share from Continuing Operations Excluding
Special Items, net of tax (diluted)	$0.74	$0.81	$1.18	$1.22
Shares used in EPS calculation
Basic	NA	61,234	NA	62,009
Diluted	60,000	62,023	60,598	62,705

SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended December 31, 2018
	(in thousands)
Revenue:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$203,297	$30,359	$75,133	$(578)	$308,211
Organic Growth (Decline)	8,438	10,834	(2,242)	(230)	16,800
Effect of Acquisitions	-	949	474	-	1,423
Hurricane Impact	892	-	-	-	892
Effect of Currency Change	-	-	(10,732)	-	(10,732)
Fiscal Year 2019 as Reported	$212,627	$42,142	$62,633	$(808)	$316,594

Fiscal Year 2019 % Change:
Organic Growth (Decline)	4.2%	35.7%	(3.0%)	NM	5.5%
Effect of Acquisitions	-	3.1%	0.6%	NM	0.5%
Hurricane Impact	0.4%	-	-	NM	0.3%
Constant Currency Change	4.6%	38.8%	(2.4%)	NM	6.2%
Effect of Currency Change	-	-	(14.3%)	NM	(3.5%)
Fiscal Year 2019 % Change
as Reported	4.6%	38.8%	(16.6%)	NM	2.7%

	Six Months Ended December 31, 2018
	(in thousands)
Revenue:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$394,582	$70,401	$137,572	$(1,201)	$601,354
Organic Growth (Decline)	11,909	5,496	(5,464)	(414)	11,527
Effect of Acquisitions	-	1,891	1,100	-	2,991
Hurricane Impact	8,236	-	-	-	8,236
Effect of Currency Change	-	-	(23,324)	-	(23,324)
Fiscal Year 2019 as Reported	$414,727	$77,788	$109,884	$(1,615)	$600,784

Fiscal Year 2019 % Change:
Organic Growth (Decline)	3.0%	7.8%	(4.0%)	NM	1.9%
Effect of Acquisitions	-	2.7%	0.8%	NM	0.5%
Hurricane Impact	2.1%	-	-	NM	1.4%
Constant Currency Change	5.1%	10.5%	(3.2%)	NM	3.8%
Effect of Currency Change	-	-	(17.0%)	NM	(3.9%)
Fiscal Year 2019 % Change
as Reported	5.1%	10.5%	(20.1%)	NM	(0.1%)

SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended December 31, 2018
	(in thousands)
Total Operating Cost and Expense:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$148,249	$28,166	$61,142	$10,735	$248,292
Cost Increase (Reduction)	16,612	3,110	1,262	(2,755)	18,229
Effect of Acquisitions	-	1,233	233	-	1,466
Hurricane Impact	245	-	-	-	245
Restructuring Expense Change	2,445	-	110	(336)	2,219
Insurance Settlement Gain	(15,571)	-	-	-	(15,571)
Effect of Currency Change	-	-	(8,585)	-	(8,585)
Fiscal Year 2019 as Reported	$151,980	$32,509	$54,162	$7,644	$246,295

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	11.2%	11.0%	2.1%	NM	7.3%
Effect of Acquisitions	-	4.4%	0.4%	NM	0.6%
Hurricane Impact	0.2%	-	-	NM	0.1%
Restructuring Expense Change	1.6%	-	0.2%	NM	0.9%
Insurance Settlement Gain	(10.5%)	-	-	NM	(6.3%)
Constant Currency Change	2.5%	15.4%	2.6%	NM	2.7%
Effect of Currency Change	-	-	(14.0%)	NM	(3.5%)
Fiscal Year 2019 % Change
as Reported	2.5%	15.4%	(11.4%)	NM	(0.8%)

	Six Months Ended December 31, 2018
	(in thousands)
Total Operating Cost and Expense:	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$313,303	$57,701	$121,720	$18,825	$511,549
Cost Increase (Reduction)	26,715	3,325	1,406	(4,915)	26,531
Effect of Acquisitions	-	2,379	650	-	3,029
Hurricane Impact	(13,372)	-	-	-	(13,372)
Restructuring Expense Change	41,348	-	185	(903)	40,630
Insurance Settlement Gain	(15,571)	-	-	-	(15,571)
Effect of Currency Change	-	-	(19,803)	-	(19,803)
Fiscal Year 2019 as Reported	$352,423	$63,405	$104,158	$13,007	$532,993

Fiscal Year 2019 % Change:
Cost Increase (Reduction)	8.5%	5.8%	1.2%	NM	5.2%
Effect of Acquisitions	-	4.1%	0.5%	NM	0.6%
Hurricane Impact	(4.3%)	-	-	NM	(2.6%)
Restructuring Expense Change	13.2%	-	0.2%	NM	7.9%
Insurance Settlement Gain	(5.0%)	-	-	NM	(3.0%)
Constant Currency Change	12.5%	9.9%	1.8%	NM	8.1%
Effect of Currency Change	-	-	(16.3%)	NM	(3.9%)
Fiscal Year 2019 % Change
as Reported	12.5%	9.9%	(14.4%)	NM	4.2%

SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

	Three Months Ended December 31, 2018
	(in thousands)
Operating Income (Loss):	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$55,047	$2,193	$13,991	$(11,312)	$59,919
Organic Change	(8,173)	7,724	(3,504)	2,524	(1,429)
Effect of Acquisitions	-	(284)	241	-	(43)
Hurricane Impact	647	-	-	-	647
Restructuring Expense Change	(2,445)	-	(110)	336	(2,219)
Insurance Settlement Gain	15,571	-	-	-	15,571
Effect of Currency Change	-	-	(2,147)	-	(2,147)
Fiscal Year 2019 as Reported	$60,647	$9,633	$8,471	$(8,452)	$70,299

	Six Months Ended December 31, 2018
	(in thousands)
Operating Income (Loss):	Medical and Healthcare	Professional Education	Technology and Business	Home Office and Other	Consolidated
Fiscal Year 2018 as Reported	$81,279	$12,700	$15,852	$(20,026)	$89,805
Organic Change	(14,807)	2,171	(6,870)	4,502	(15,004)
Effect of Acquisitions	-	(488)	450	-	(38)
Hurricane Impact	21,608	-	-	-	21,608
Restructuring Expense Change	(41,348)	-	(185)	903	(40,630)
Insurance Settlement Gain	15,571	-	-	-	15,571
Effect of Currency Change	-	-	(3,521)	-	(3,521)
Fiscal Year 2019 as Reported	$62,303	$14,383	$5,726	$(14,621)	$67,791

CONTACT:
Investor Contact:
Chaka Patterson
Chaka.Patterson@Adtalem.com
630-353-9073

Media Contact:
Ernie Gibble
Ernie.Gibble@Adtalem.com
630-353-9920